Exhibit 99.1

MEDIA RELEASE

American Campus Communities, Inc. Reports First Quarter 2022 Financial Results

AUSTIN, Texas — (BUSINESS WIRE) — April 25, 2022 — American Campus Communities, Inc. (NYSE:ACC) today announced the following financial results for the quarter ended March 31, 2022.

Highlights

•Reported net income attributable to ACC of $39.2 million or $0.27 per fully diluted share, versus $15.6 million or $0.11 per fully diluted share in the first quarter 2021.

•As previously announced on April 19, 2022, the company entered into a definitive agreement under which Blackstone Core+ perpetual capital vehicles, primarily comprised of Blackstone Real Estate Income Trust, Inc. (“BREIT”), alongside Blackstone Property Partners (“BPP”), will acquire all outstanding shares of common stock of ACC for $65.47 per fully diluted share in an all-cash transaction valued at approximately $12.8 billion, including the assumption of debt. The independent Special Committee of the ACC Board of Directors unanimously recommended to the Board the approval of, and the Board unanimously approved, the transaction. The transaction is expected to close in the third quarter of 2022, subject to approval by ACC’s shareholders and other customary closing conditions. The company can provide no assurances regarding whether this transaction will close as expected during the third quarter of 2022, or at all.

•Increased FFOM per fully diluted share by 26.3 percent to $101.4 million or $0.72, versus $79.5 million or $0.57 in the prior year quarter.

•Grew same store net operating income (NOI) by 14.3 percent over the first quarter prior year, as same store revenues increased 10.0 percent and operating expenses increased 4.3 percent.

•Subsequent to quarter end, commenced construction on a third-party, on-campus graduate housing development project at The University of Texas at Austin.

•Awarded management of the on-campus student housing portfolios for the University of Toledo and Florida Atlantic University, representing a total of approximately 8,000 existing beds.

•Awarded a third-party development project with the University of Toledo. The scope of the project includes the potential for a combination of refinancing, new construction, extensive renovation, and refurbishment or modernization of existing on-campus university housing facilities.

•Named by Newsweek as One of America’s Most Trusted Companies and achieved Great Place to Work® certification for the third year.

First Quarter Operating Results

Revenue totaled $273.7 million, an increase of 17.6 percent from $232.7 million in the first quarter 2021, and operating income for the quarter increased 59.5% to $74.0 million versus $46.4 million in the prior year first quarter. The increase in revenue and operating income was primarily due to improvement of the company’s operations for the 2021-2022 academic year, as compared to the COVID-19 financial impact on the prior academic year. Net income for the 2022 first quarter totaled $39.2 million, or $0.27 per fully diluted share, compared with net income of $15.6 million, or $0.11 per fully diluted share for the same quarter in 2021.

FFO for the 2022 first quarter totaled $106.1 million, or $0.75 per fully diluted share, as compared to $81.2 million, or $0.58 per fully diluted share for the same quarter in 2021. FFOM for the 2022 first quarter was $101.4 million, or $0.72 per fully diluted share, as compared to $79.5 million, or $0.57 per fully diluted share for the same quarter in 2021. A reconciliation of FFO and FFOM to net income is provided in Table 3.

Same store NOI was $143.3 million, an increase of 14.3 percent from $125.4 million in the first quarter 2021. Same store property revenues increased by 10.0 percent and same store property operating expenses increased by 4.3 percent. NOI for the total owned portfolio increased 20.1 percent to $149.4 million for the quarter from $124.5 million in the comparable period of 2021. A reconciliation of same store NOI to total NOI is provided in Table 4.

Portfolio Update

Developments

During the quarter, the company delivered 1,475 beds of the 10-phase residential housing development serving participants of the Disney College Program located near Walt Disney World® Resort. Cumulatively to date, the company has delivered 6,759 beds, representing $409.8 million of development. The company continues construction on the remaining phases of Flamingo Crossings Village, which are expected to be completed through 2023.

Third-Party Services Update

During the quarter, the company was awarded third-party management contracts for university student housing portfolios on the campus of the University of Toledo and Florida Atlantic University. In total, the awards represent new management of approximately 8,000 existing beds, representing approximately $1.9 million in stabilized annual fees.

The company was also awarded a proposed third-party development project with the University of Toledo. Although the full scope, feasibility, fees and timing have not yet been finalized, the potential scope of the project includes a combination of refinancing, new construction, extensive renovation, and refurbishment or modernization of existing on-campus university housing facilities.

Subsequent to quarter end, the company commenced construction of an on-campus graduate housing development project at The University of Texas at Austin. The project is anticipated to contribute fees totaling approximately $4.5 million, to be earned during the construction period.

Capital Markets

The company did not sell any shares under the ATM during the quarter.

Transaction with Blackstone Funds

As announced on April 19, 2022, the company has entered into a transaction agreement under which Blackstone Core+ perpetual capital vehicles, primarily comprised of BREIT, alongside BPP, will acquire all outstanding shares of common stock of ACC for $65.47 per fully diluted share. The independent Special Committee of the ACC Board of Directors unanimously recommended to the Board the approval of, and the Board unanimously approved, the transaction. The transaction is expected to close in the third quarter of 2022, subject to approval by ACC’s shareholders and other customary closing conditions. The company can provide no assurances regarding whether this transaction will close as expected during the third quarter of 2022, or at all. Also as previously announced, as a condition to the transaction, the company has suspended payment of its quarterly dividend.

In light of the pending transaction, the company will not be hosting an earnings conference call to discuss these results.

2022 Outlook

In light of the company’s pending transaction with Blackstone, announced on April 19, 2022, the company will no longer provide a financial outlook for 2022.

Supplemental Information

Supplemental financial and operating information, as well as this release, are available in the investor relations section of the American Campus Communities website,
www.americancampus.com.

Non-GAAP Financial Measures

The National Association of Real Estate Investment Trusts ("NAREIT") currently defines Funds from Operations ("FFO") as net income or loss attributable to common shares computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from depreciable operating property sales, impairment charges and real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. We also believe it is meaningful to present a measure we refer to as FFO-Modified, or (“FFOM”), which reflects certain adjustments related to the economic performance of our on-campus participating properties and excludes other items, as we determine in good faith, that do not reflect our core operations on a comparative basis. FFO and FFOM should not be considered as alternatives to net income or loss computed in accordance with GAAP as an indicator of our financial performance or to cash flow from operating activities computed in accordance with GAAP as an indicator of our liquidity, nor are these measures indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

The company defines property net operating income (“NOI”) as property revenues less direct property operating expenses, excluding depreciation, but including allocated corporate general and administrative expenses.

About American Campus Communities

American Campus Communities, Inc. is the largest owner, manager and developer of high-quality student housing communities in the United States. The company is a fully integrated, self-managed and self-administered equity real estate investment trust (REIT) with expertise in the design, finance, development, construction management and operational management of student housing properties. As of March 31, 2022, American Campus Communities owned 166 student housing properties containing approximately 111,900 beds. Including its owned and third-party managed properties, ACC's total managed portfolio consisted of 202 properties with approximately 140,300 beds. Visit www.americancampus.com.

Additional Information and Where to Find It

In connection with the proposed transaction with Blackstone, ACC will file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, ACC will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF ACC ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ACC FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and any other documents filed by ACC with the SEC (when available) may be obtained free of charge at the SEC’s website at www.sec.gov or at ACC’s website at www.americancampus.com or by writing to American Campus Communities, Inc., Attention: Investor Relations, 12700 Hill Country Boulevard, Suite T-200, Austin, TX 78738.

Participants in the Solicitation

ACC and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from ACC’s stockholders with respect to the proposed transaction. Information about ACC’s directors and executive officers and their ownership of ACC securities is set forth in ACC’s proxy statement for its 2022 annual meeting of stockholders on Schedule 14A filed with the SEC on April 20, 2022 and subsequent documents filed with the SEC.

Additional information regarding the identity of participants in the solicitation of proxies, and a description of their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction when they become available.

Cautionary Statement Regarding Forward Looking Statements

Some of the statements contained in this release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this release reflect ACC’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the control of ACC that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement, which risks and uncertainties include, but are not limited to: the ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary shareholder approval and satisfaction of other closing conditions to consummate the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the proposed transaction; risks that the proposed transaction disrupts ACC’s current plans and operations or diverts the attention of ACC’s management or employees from ongoing business operations; the risk of potential difficulties with ACC’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties as a result of the proposed transaction; the failure to realize the expected benefits of the proposed transaction; the proposed transaction may involve unexpected costs and/or unknown or inestimable liabilities; the risk that ACC’s business may suffer as a result of uncertainty surrounding the proposed transaction; the risk that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; effects relating to the announcement of the transaction or any further announcements or the consummation of the transaction on the market price of ACC’s common stock.

While forward-looking statements reflect ACC’s good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. ACC disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause ACC’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in ACC’s Annual Report on Form 10-K for the year ended December 31, 2021 and in the other periodic reports ACC files with the SEC.

Table 1
American Campus Communities, Inc. and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands)

	March 31, 2022	December 31, 2021
	(unaudited)
Assets

Investments in real estate
Owned properties, net	$6,637,363	$6,676,811
On-campus participating properties, net	63,809	65,559
Investments in real estate, net	6,701,172	6,742,370

Cash and cash equivalents	87,656	120,351
Restricted cash	16,988	14,326
Student contracts receivable, net	20,476	14,187
Operating lease right of use assets [1]	455,627	456,239
Other assets [1]	214,329	227,113

Total assets	$7,496,248	$7,574,586

Liabilities and equity

Liabilities
Secured mortgage and bond debt, net	$534,735	$535,836
Unsecured notes, net	2,774,979	2,773,855
Unsecured term loan, net	199,912	199,824
Unsecured revolving credit facility	—	—
Accounts payable and accrued expenses	57,277	93,067
Operating lease liabilities [2]	498,897	496,821
Other liabilities [2]	152,202	173,898
Total liabilities	4,218,002	4,273,301

Redeemable noncontrolling interests	31,193	31,858

Equity
American Campus Communities, Inc. and Subsidiaries stockholders’ equity:
Common stock	1,393	1,391
Additional paid in capital	4,693,018	4,694,242
Common stock held in rabbi trust	(3,887)	(3,943)
Accumulated earnings and dividends	(1,586,700)	(1,559,765)
Accumulated other comprehensive loss	(9,830)	(14,547)
Total American Campus Communities, Inc. and Subsidiaries stockholders’ equity	3,093,994	3,117,378
Noncontrolling interests – partially owned properties	153,059	152,049
Total equity	3,247,053	3,269,427

Total liabilities and equity	$7,496,248	$7,574,586

1.For purposes of calculating net asset value ("NAV") at March 31, 2022, the company excludes other assets of approximately $7.3 million related to net deferred financing costs on its revolving credit facility and the net value of in-place leases, as well as operating lease right of use assets disclosed above.
2.For purposes of calculating NAV at March 31, 2022, the company excludes other liabilities of approximately $49.6 million related to deferred revenue and fee income, as well as operating lease liabilities disclosed above.

Table 2
American Campus Communities, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income
(dollars in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
	(unaudited)
Revenues
Owned properties	$253,048	$218,444
On-campus participating properties	10,694	8,958
Third-party development services	6,882	1,959
Third-party management services	3,122	3,361
Total revenues	273,746	232,722

Operating expenses
Owned properties	103,608	93,991
On-campus participating properties	4,001	3,290
Third-party development and management services	5,154	5,387
General and administrative [1]	10,298	11,128
Depreciation and amortization	70,552	68,117
Ground/facility leases	6,138	3,208
Other operating expenses [2]	—	1,200
Total operating expenses	199,751	186,321

Operating income	73,995	46,401

Nonoperating income (expenses)
Interest income	560	220
Interest expense	(30,061)	(28,977)
Amortization of deferred financing costs	(1,614)	(1,319)
Other nonoperating income	180	—
Total nonoperating expenses	(30,935)	(30,076)

Income before income taxes	43,060	16,325
Income tax provision	(340)	(340)
Net income	42,720	15,985
Net income attributable to noncontrolling interests	(3,537)	(367)
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	$39,183	$15,618
Other comprehensive income
Change in fair value of interest rate swaps and other	4,717	2,518
Comprehensive income	$43,900	$18,136

Net income per share attributable to ACC, Inc. and Subsidiaries common shareholders

Basic	$0.28	$0.11

Diluted	$0.27	$0.11

Weighted-average common shares outstanding

Basic	139,237,447	137,711,965

Diluted	140,536,609	139,008,642

1.The three months ended March 31, 2022 amount includes $0.2 million in consulting, legal, and other costs incurred in relation to stockholder activism activities in preparation for the company's annual stockholders' meeting. The three months ended March 31, 2021 amount includes $0.9 million in consulting, legal and other costs incurred in relation to stockholder activism activities in preparation for the company's annual stockholders' meeting, and $0.5 million in accelerated amortization of unvested restricted stock awards due to the retirement of the company's President in August 2021.
2.The three months ended March 31, 2021 amount includes $1.2 million related to the settlement of a litigation matter.

Table 3
American Campus Communities, Inc. and Subsidiaries
Consolidated Statements of Funds from Operations (“FFO”)
(unaudited, dollars in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	$39,183	$15,618
Noncontrolling interests' share of net income	3,537	367

Joint Venture ("JV") partners' share of FFO
JV partners' share of net income	(3,391)	(300)
JV partners' share of depreciation and amortization	(3,121)	(1,892)
	(6,512)	(2,192)

Total depreciation and amortization	70,552	68,117
Corporate depreciation [1]	(684)	(749)
FFO attributable to common stockholders and OP unitholders	106,076	81,161

Elimination of operations of on-campus participating properties ("OCPPs")
Net income from OCPPs	(3,901)	(2,954)
Amortization of investment in OCPPs	(1,993)	(2,042)
	100,182	76,165
Modifications to reflect operational performance of OCPPs
Our share of net cashflow [2]	433	139
Management fees and other	569	508
Contribution from OCPPs	1,002	647

Stockholder activism and other proxy advisory costs [3]	202	914
Elimination of litigation settlement expense [4]	—	1,200
Executive retirement charges [5]	—	538
Funds from operations-modified (“FFOM”) attributable to common stockholders and OP unitholders	$101,386	$79,464

FFO per share - diluted	$0.75	$0.58

FFOM per share - diluted	$0.72	$0.57

Weighted-average common shares outstanding - diluted	141,040,326	139,512,359

1.Represents depreciation on corporate assets not added back for purposes of calculating FFO.
2. 50% of the properties’ net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures which is included in ground/facility leases expense in the accompanying consolidated statements of comprehensive income.
3.Represents consulting, legal, and other costs incurred in relation to stockholder activism activities in preparation for the company’s 2021 and 2022 annual stockholders' meetings, which are included in general and administrative expenses in the accompanying consolidated statements of comprehensive income.
4.Represents expense associated with the settlement of a litigation matter, which is included in other operating expenses in the accompanying consolidated statements of comprehensive income.
5.Represents accelerated amortization of unvested restricted stock awards due to the retirement of the company's President in August 2021, which is included in general and administrative expenses in the accompanying consolidated statements of comprehensive income.

Table 4
American Campus Communities, Inc. and Subsidiaries
Owned Properties Results of Operations1
(unaudited, dollars in thousands)

	Three Months Ended March 31,
	2022	2021	$ Change	% Change
Owned properties revenues
Same store properties	$239,639	$217,789	$21,850	10.0%
New properties	13,409	655	12,754
Total revenues	$253,048	$218,444	$34,604	15.8%
Owned properties operating expenses
Same store properties	$96,369	$92,403	$3,966	4.3%
New properties	7,148	1,517	5,631
Other [2]	91	71	20
Total operating expenses	$103,608	$93,991	$9,617	10.2%
Owned properties net operating income (loss)
Same store properties	$143,270	$125,386	$17,884	14.3%
New properties	6,261	(862)	7,123
Other [2]	(91)	(71)	(20)
Total net operating income	$149,440	$124,453	$24,987	20.1%

1.The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2022 and 2021, which are not conducting or planning to conduct substantial development, redevelopment, or repositioning activities, and are not classified as held for sale as of March 31, 2022. Includes the full operating results of properties owned through joint ventures in which the company has a controlling financial interest and which are consolidated for financial reporting purposes.
2.Includes professional fees related to the operation of consolidated joint ventures that are included in owned properties operating expenses in the accompanying consolidated statements of comprehensive income (refer to Table 2).

Category: Earnings
CONTACT: American Campus Communities, Inc., Austin
Ryan Dennison, 512-732-1000